Exhibit 14.1



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to Form N-14 Registration Statement of Federated American Leaders Fund, Inc. of our report dated May 15, 1996, on the financial statements of Federated American Leaders Fund, Inc. as of March 31, 1996, included in or made part of this Registration Statement.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
December 16, 1996